Exhibit 99

NEWS

For additional information contact:	Benno Sand-Investor and Financial Media (952) 448-8936 Laurie Walker-Trade Media (952) 448-8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2006 Financial Results
Third Quarter Fiscal 2006 Orders Increased 66 Percent to $44 Million as Compared to the Second Quarter Level
     MINNEAPOLIS (June 20, 2006)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the third quarter of fiscal 2006 and for the first nine months ended May 27, 2006.
Fiscal 2006 Third Quarter and First Nine Months
     Sales for the third quarter of fiscal 2006 were $32.0 million, compared to $19.1 million for the same period in fiscal 2005. The Company’s net loss for the third quarter of fiscal 2006 was $2.4 million, or $0.08 per share, compared to a net loss of $2.0 million, or $0.07 per share, for the third quarter of fiscal 2005. The fiscal 2005 net loss included a $4.2 million, or $0.14 per share, gain on the initial distribution associated with Applied Materials’ acquisition of Metron Technology, N.V.
     Sales for the first nine months of fiscal 2006 were $72.9 million, compared to $62.7 million for the same period of fiscal 2005. The Company’s net loss for the first nine months of fiscal 2006 was $10.4 million, or $0.35 per share, including a $500,000 impairment charge related to an investment. This compares to a net loss of $1.4 million, or $0.05 per share, for the first nine months of fiscal 2005. In the first nine months of fiscal 2005, the Company accrued $250,000, or $0.01 per share, of litigation judgment loss; recorded a $7.0 million, or $0.23 per share, gain on the sale of its Allen, Texas facility; and recorded a $4.2 million, or $0.14 per share, gain on the initial distribution associated with Applied Materials’ acquisition of Metron Technology, N.V.
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FSI International, Inc.
June 20, 2006
Page Two
     Backlog and deferred revenue nearly doubled to $48.5 million at the end of the third quarter of fiscal 2006, as compared to $25.2 million at the end of the third quarter last year. Orders for the third quarter of fiscal 2006 were $43.7 million, compared to $24.6 million in the third quarter of fiscal 2005 and $26.3 million last quarter. Increased demand for our 300mm ZETA® batch spray processing system and for products that are used to process 200mm diameter and smaller silicon wafers contributed to the third quarter year-over-year order increase.
     “The improved industry conditions contributed to the significant third quarter increase in orders. In addition, we continue to make progress on our key strategies,” said Don Mitchell, FSI chairman and CEO, “including:
•	Expanding the process applications for which our flagship products can be used, including the introduction and initial acceptance of multiple ZETA® Spray Cleaning Systems with new ViPR™ “ashless” photoresist strip technology;

•	Gaining acceptance of additional flagship products that were under evaluation by customers for specific applications;

•	Adding several names to the growing list of customers using one or more of our flagship products; and,

•	Qualifying an initial MAGELLAN® Immersion Cleaning System at another major U.S.-based semiconductor manufacturer, which resulted in a follow-on multi-unit order early in the fourth quarter of fiscal 2006.”
     Also, we recently completed our FSI Knowledge Services™ Seminar Series at five locations in the U.S. market. Our customers had the opportunity to learn about surface conditioning productivity and performance drivers for 65nm and beyond. Given the excellent participation and feedback, I believe customers continue to recognize FSI as a strong partner and technology leader in the surface conditioning market,” concluded Mitchell.
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FSI International, Inc.
June 20, 2006
Page Three
Balance Sheet
     As of the end of the fiscal 2006 third quarter, the Company had approximately $118.4 million in assets, including $24.2 million in cash, restricted cash, cash equivalents and marketable securities. The Company had a current ratio of 3.0 to 1.0, no debt and a book value of $2.97 per share at the end of the fiscal 2006 third quarter.
Outlook
     Given the quarter-to-date orders, the Company expects fourth quarter orders of $40 to $45 million as compared to $43.7 million in the third quarter of fiscal 2006.* Based on backlog and deferred revenue levels at the end of the third quarter and expected fourth quarter orders, the Company expects fourth quarter fiscal 2006 revenues to be approximately $35 to $40 million.* Based upon anticipated gross profit margins and the operating expense run rate, the Company expects a net income of approximately $1.0 to $2.0 million for the fourth quarter.*
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CDT over the Internet. The webcast is being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
About FSI
          FSI International, Inc. is a global supplier of surface conditioning equipment technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. FSI maintains a web site at http://www.fsi-intl.com.
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FSI International, Inc.
June 20, 2006
Page Four
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains certain “forward-looking” statements (*), including, but not limited to the expected fourth quarter orders, revenue and net income. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the change in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the transition to 300mm products; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s affiliated distributor; the success of the Company’s direct distribution organization; and the potential impairment of long-lived assets; as well as other factors listed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Company’s Annual Report on Form 10-K for the 2005 fiscal year and the Company’s quarterly report on Form 10-Q. The Company assumes no duty to update the information in this press release.
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CONSOLIDATED STATEMENT OF OPERATIONS
CONSOLIDATED BALANCE SHEET
MISCELLANEOUS FINANCIAL INFORMATION

FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended
	May 27, 2006	May 28, 2005	May 27, 2006	May 28, 2005
Sales	$31,957	$19,069	$72,867	$62,668
Cost of goods	18,909	11,093	37,821	33,538

Gross margin	13,048	7,976	35,046	29,130
Selling, general and administrative expenses	9,303	9,145	27,307	26,509
Research and development expenses	6,305	5,533	18,379	16,400
Gain on sale of facility	—	—	—	7,015

Operating loss	(2,560)	(6,702)	(10,640)	(6,764)
Interest and other income, net	191	4,435	382	4,728

Loss before income taxes	(2,369)	(2,267)	(10,258)	(2,036)
Income tax expense	12	12	37	38

Loss before equity in (loss) earnings of affiliate	(2,381)	(2,279)	(10,295)	(2,074)
Equity in (loss) earnings of affiliate	(52)	236	(155)	667

Net loss	$(2,433)	$(2,043)	$(10,450)	$(1,407)

Loss per share — basic	$(0.08)	$(0.07)	$(0.35)	$(0.05)

Loss per share — diluted	$(0.08)	$(0.07)	$(0.35)	$(0.05)

Weighted average common shares
Basic	30,075	29,959	29,979	29,962
Diluted	30,075	29,959	29,979	29,962
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	May 27, 2006	Aug. 27, 2005
Assets
Current assets
Cash, restricted cash, cash equivalents and marketable securities	$24,188	$31,880
Receivables, net	23,338	24,896
Inventories	31,523	24,717
Other current assets	8,203	6,924

Total current assets	87,252	88,417

Property, plant and equipment, net	20,932	21,556

Investment in affiliate	7,666	8,484
Intangible assets, net	1,380	1,784
Other assets	1,198	1,698

Total assets	$118,428	$121,939

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$7,177	$5,203
Deferred profit*	5,007	5,220
Customer deposits	7,104	1,220
Accrued expenses	9,614	11,160

Total current liabilities	28,902	22,803

Total stockholders’ equity	89,526	99,136

Total liabilities and stockholders’ equity	$118,428	$121,939

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Nine Months Ended
	May 27, 2006	May 28, 2005
Sales by Area

United States	42%	31%
International	58%	69%

Cash Flow Statement

Capital expenditures	$1,995	$1,452
Depreciation	2,620	2,820
Amortization	403	649

Miscellaneous Data

Total employees, including contract	547	491
Book value per share	$2.97	$3.44
Shares outstanding	30,096	29,758
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